SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 10, 2000



                             UNITED FINANCIAL CORP.
                             ----------------------
             (Exact name of registrant as specified in its charter)


         Minnesota                  0-28080                      81-0507591
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(State or other jurisdiction      (Commission                  (IRS employer
     of incorporation)            file number)               identification No.)


        P.O. Box 2509, 601 First Avenue North, Great Falls, Montana 59403
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              (Address of principal executive offices)   (zip code)

        Registrant's telephone number, include area code: (406) 761-2200

                                 Not Applicable
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          (Former name or former address, if changed since last report)

ITEM 5.     OTHER EVENTS.

ACQUISITION

         United Financial Corp., a Minnesota corporation (the "Company"), has acquired additional stock in Valley Bancorp, Inc. ("Valley"), Phoenix, Arizona, bringing its ownership to 50.6% (or 871,365 shares) of Valley's outstanding shares. Valley is the parent company of Valley Bank of Arizona ("Valley Bank"), Phoenix, Arizona. Valley Bank had assets of $55 million as of September 30, 1999.

         The additional shares were acquired from Valley's shareholders for $1,705,573 (paid in cash and debt) and represent approximately 14% of Valley's outstanding shares. The acquisition of the additional shares was consummated according to an approval letter from the Federal Reserve Bank, Minneapolis, dated December 8, 1999. As previously reported to the Federal Reserve Bank, the Company held approximately 36.3% of Valley's outstanding shares prior to December 8, 1999. Shares acquired prior to December 8, 1999 were purchased from various shareholders of Valley at various prices. At January 10, 2000, the Company's total investment in Valley is $5.8 million. Currently, two officers and directors of the Company are members of the Board of Directors of Valley.

         The Company is accounting for its recent transaction as a purchase transaction. As previously reported, prior purchases of Valley stock were accounted for using the equity method. The Company will consolidate its financial statements with Valley as of January 1, 2000. The Company will issue the first consolidated financial statements with Valley in its Quarterly Report on Form 10-Q for the period ending March 31, 2000.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2000                 UNITED FINANCIAL CORP.


                                       /s/
                                       -----------------------------------------
                                       Kurt R. Weise
                                       CEO/President